UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2016

Capella Education Company

(Exact name of Registrant as specified in its charter)

Minnesota	001-33140	41-1717955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 South 6th Street, 9th Floor Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 227-3552

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d 2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Effective August 5, 2016, Capella Education Company entered into an amendment of our current lease with Minneapolis 225 Holdings, LLC pursuant to which we are renewing and extending our existing lease for the premises located at 225 South Sixth Street and 650 Third Avenue South in Minneapolis, Minnesota.

Our current lease for 225 South Sixth Street expires October 31, 2018 and covers 371,225 square feet. The terms of the lease amendment include:

•	An extension of the lease term through October 31, 2028;

•	Relinquishment of rights with respect to premises on the 10th and 15th floors of the building to be effective on October 31, 2017, such that the leased premises will be 307,094 square feet after this date;

•	Base rents (exclusive of charges for operating costs and taxes) for rentable square feet of the premises from November 1, 2018 through October 31, 2028 ranging from $14.20 to $16.96 per square foot;

•	Landlord-funded tenant improvement allowance of approximately $11,258,000 for the current premises;

•	Tenant options to extend the lease for two successive periods of five years each;

•	Tenant option to further reduce the premises by approximately 29,394 square feet on the 4th floor effective on November 1, 2023;

•	Tenant rights to elect to lease additional space in the building, including space contiguous to existing leased premises as and if such space becomes available; and

•	Tenant option to terminate the lease effective on October 31, 2025.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Seventh Amendment to Lease dated as of the 5th day of August 2016, by and between Minneapolis 225 Holdings, LLC and Capella Education Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CAPELLA EDUCATION COMPANY

Date: August 9, 2016	By	/s/ Renee L. Jackson
Renee L. Jackson
Vice President and General Counsel